UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: September 8, 2006
Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28579	75-2233445
(State or Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification
of Incorporation		No.)

20 Bushes Lane	07407
Elmwood Park, New Jersey	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (201) 791-3200
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01- Entry into a Material Definitive Agreement
     On and effective September 8, 2006, the Board of Directors (the “Board”) of Berliner Communications, Inc. (the “Corporation”) agreed that it was in the Corporation’s best interest to extend the term of Richard Berliner’s employment agreement to June 30, 2007. Mr. Berliner serves as the Chief Executive Officer of the Corporation. The Board also granted Mr. Berliner a $100,000 bonus. Additionally, the Board approved and adopted certain changes to the director retainer and meeting fees for Board participation. The newly adopted compensation arrangements are set forth as follows:

Cash Payment
Base Annual Stipend	$2,000

Per Meeting Fees (Board)	$2,000

($1,000 if telephonic)

Per Audit Committee Meeting	$750 (unchanged)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: September 11, 2006	By:	/s/ ALBERT GENCARELLA
Name: Albert Gencarella
Title: Chief Financial Officer